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EXHIBIT (4)

                                   BB&T FUNDS

                         BB&T LARGE CAP GROWTH FUND AND
                               BB&T LARGE CAP FUND

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization, having been approved by the Board of Trustees of BB&T Funds, is made as of [_______], 2006 between BB&T Funds, on behalf of BB&T Large Cap Growth Fund and BB&T Large Cap Fund, and BB&T Asset Management, Inc (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

1. OVERVIEW OF PLAN OF REORGANIZATION

     (a) The BB&T Large Cap Growth Fund ("Large Cap Growth Fund") will sell, assign, convey, transfer and deliver to BB&T Large Cap Fund ("Large Cap Fund"), and Large Cap Fund will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in Large Cap Growth Fund, subject to liabilities.

     In consideration therefor, Large Cap Fund shall, on the Exchange Date, assume all of the liabilities of Large Cap Growth Fund existing at the Valuation Time and transfer to Large Cap Growth Fund a number of full and fractional units of beneficial interest ("Shares") (such Shares being Institutional, Class A, Class B or Class C Shares) of Large Cap Fund having an aggregate net asset value equal to the value of the assets of Large Cap Growth Fund transferred to Large Cap Fund on such date less the value of all of the liabilities of Large Cap Growth Fund assumed by Large Cap Fund on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transaction described in paragraph 1(a) of this Plan, Large Cap Growth Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Large Cap Fund Shares received by it, each shareholder being entitled to receive that number of such Large Cap Fund Shares equal to the total of (i) the proportion which the number of Shares of Large Cap Growth Fund held by such shareholder bears to the number of such Shares of Large Cap Growth Fund outstanding on such date multiplied by (ii) the total number of Large Cap Fund Shares received by the Large Cap Growth Fund, as of the Exchange Date. Large Cap Growth Fund shareholders of record holding Institutional, Class A, Class B or Class C Shares will receive Institutional, Class A, Class B or Class C Shares, respectively, of Large Cap Fund.

2. REPRESENTATIONS AND WARRANTIES OF BB&T FUNDS. Each of the BB&T Funds, Large Cap Fund and Large Cap Growth Fund warrant to and agree that:

     (a) BB&T Funds is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Plan. Each of BB&T Funds, Large Cap Growth Fund and Large Cap Fund is not required to qualify as a foreign association in any jurisdiction. Each of BB&T Funds, Large Cap Growth Fund and Large Cap Fund has all necessary federal, state and local authorizations to own all of its

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properties and assets and to carry on business as now being conducted and to fulfill the terms of this Plan, except as set forth in Section 2(i).

     (b) BB&T Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each of Large Cap Growth Fund and Large Cap Fund for the year ended September 30, 2006, fairly present the financial position of each of Large Cap Growth Fund and Large Cap Fund as of such date, and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of each of Large Cap Growth Fund and Large Cap Fund dated February 1, 2006, as amended, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for BB&T Funds, dated February 1, 2006, as amended (the "Statement of Additional Information"), as filed with the Commission, did not as of such date, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of BB&T Funds, Large Cap Growth Fund or Large Cap Fund, overtly threatened against BB&T Funds, Large Cap Growth Fund or Large Cap Fund, which assert liability on the part of BB&T Funds, Large Cap Growth Fund or Large Cap Fund.

     (f) There are no material contracts outstanding to which BB&T Funds, Large Cap Growth Fund or Large Cap Fund is a party, other than as disclosed in BB&T's Prospectuses and Statement of Additional Information or in the Registration Statement.

     (g) Large Cap Growth Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of September 30, 2006, referred to above and those incurred in the ordinary course of the business of BB&T Funds as an investment company or Large Cap Growth Fund since such date. Prior to the Exchange Date, Large Cap Growth Fund will advise Large Cap Fund of all known material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2006, whether or not incurred in the ordinary course of business.

     (h) As of the Exchange Date, BB&T Funds and each of Large Cap Growth Fund and Large Cap Fund will have filed all federal and other tax returns which, to the knowledge of BB&T Funds' officers, have been required to be filed by Large Cap Growth Fund or Large Cap Fund, respectively, and will have paid or will pay all federal and other taxes shown to be due on such returns or on any assessments received by Large Cap Growth Fund or Large Cap Fund, respectively. As of the Exchange Date, to such officers' knowledge, each of Large Cap Growth Fund and Large Cap Fund (i) will have adequately provided for all tax liabilities on its books, (ii) will not have had any tax deficiency or liability asserted against it, or question with respect thereto raised, and (iii) will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

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     (i) As used in this Plan, the term "Investments" shall mean the Large Cap
Growth Fund's investments shown on the schedule of its portfolio investments as of September 30, 2006, referred to in Section 2(c) hereof, as supplemented with such changes as BB&T Funds or the Large Cap Growth Fund shall make after September 30, 2006, which changes shall be disclosed to BB&T Funds and the Large Cap Fund, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (j) Each of Large Cap Growth Fund and Large Cap Fund has elected to qualify and has qualified as, and has met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to so qualify and meet such requirements at all times through the Exchange Date. Neither Large Cap Growth Fund nor Large Cap Fund has at any time since its inception been liable (nor is now liable) for any material income or excise tax pursuant to Section 852 or 4982 of the Code. Each of Large Cap Growth Fund and Large Cap Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder.

     (k) No consent, approval, authorization or order of any governmental authority is required for the consummation by BB&T Funds, Large Cap Growth Fund or Large Cap Fund of the transaction contemplated by this Plan, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     (l) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), BB&T Funds on behalf of Large Cap Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Large Cap Growth Fund to be transferred to Large Cap Fund pursuant to this Plan.

     (m) The Registration Statement, the Prospectuses and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to BB&T Funds, Large Cap Growth Fund and Large Cap Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectuses, as amended or supplemented by any amendments or supplements filed with the Commission by BB&T Funds, Large Cap Growth Fund or Large Cap Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectuses or the Proxy Statement made in reliance upon and in conformity with information furnished by Large Cap Growth Fund or Large Cap Fund for use in the Registration Statement, the Prospectuses or the Proxy Statement.

     (n) Large Cap Fund Shares to be issued to each of Large Cap Growth Fund have been duly authorized and, when issued and delivered pursuant to this Plan and the Prospectuses, will be legally and validly issued and will be fully paid and nonassessable by BB&T Funds and no shareholder of BB&T Funds will have any preemptive right of subscription or purchase in respect thereof.

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     (o) The issuance of Large Cap Fund Shares pursuant to this Plan will be in compliance with all applicable federal and state securities laws.

     3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of Large Cap Growth Fund (in respect of the Large Cap Growth Fund Reorganization, as hereafter defined) and to the other terms and conditions contained herein (including Large Cap Growth Fund's obligation described in Section 9(j) hereof to distribute to its respective shareholders all of its undistributed investment company taxable income (as defined in Section 852 of the Code), if any, and net capital gain (as defined in Section 1222 of the
Code)), Large Cap Growth Fund will agree to sell, assign, convey, transfer and deliver to Large Cap Fund, and Large Cap Fund will agree to acquire from Large Cap Growth Fund, on the Exchange Date all of the Investments and all of the cash and other assets of Large Cap Growth Fund, subject to liabilities, in exchange for that number of Shares of Large Cap Fund provided for in Section 4 and the assumption by Large Cap Fund of all of the liabilities of Large Cap Growth Fund. Pursuant to this Plan, Large Cap Growth Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Large Cap Fund Shares received by it to its shareholders in exchange for their respective Shares of Large Cap Growth Fund.

     (b) BB&T Funds, on behalf of Large Cap Growth Fund, will pay or cause to be paid to Large Cap Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Large Cap Fund hereunder. BB&T Funds, on behalf of Large Cap Growth Fund, will transfer to Large Cap Fund any rights, stock dividends, or other securities received by Large Cap Growth Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends, and other securities shall be deemed included in the assets transferred to Large Cap Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Large Cap Growth Fund acquired by Large Cap Fund.

     4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, Large Cap Fund will deliver to Large Cap Growth Fund a number of Large Cap Fund Shares having an aggregate net asset value equal to the value of the assets attributable to each corresponding class of Shares of Large Cap Growth Fund acquired by Large Cap Fund, less the value of the liabilities of Large Cap Growth Fund assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Large Cap Growth Fund's net assets will be computed as of the Valuation Time using the valuation procedures for Large Cap Fund set forth in the BB&T Prospectuses and BB&T Statement of Additional Information. In no event shall the same security held by the Large Cap Growth Fund and BB&T Funds be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a Share of Large Cap Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the BB&T Prospectuses for Large Cap Fund.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on January 26, 2007, or such earlier or later days as may be established by the proper officers of BB&T Funds (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Large Cap Growth Fund or Large Cap Fund to take into account differences in realized and unrealized gains and losses.

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     (e) Large Cap Fund shall issue its Shares to Large Cap Growth Fund on one share deposit receipt registered in the name of Large Cap Growth Fund. Large Cap Growth Fund shall distribute in liquidation the Large Cap Fund Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to BB&T Funds' transfer agent which will as soon as practicable set up open accounts for each Large Cap Growth Fund shareholder, in accordance with written instructions furnished by Large Cap Growth Fund.

     (f) Large Cap Fund shall assume all liabilities of Large Cap Growth Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Large Cap Growth Fund or otherwise, except that recourse for assumed liabilities relating to Large Cap Growth Fund will be limited to Large Cap Fund.

     5. EXPENSES, FEES, ETC. (a) All fees and expenses incurred by Large Cap Growth Fund, Large Cap Fund and/or BB&T Asset Management, Inc. (the investment adviser of both Large Cap Growth Fund and Large Cap Fund) directly in connection with the consummation the transaction contemplated by this Plan will be borne by BB&T Asset Management, Inc., including the costs of proxy materials, proxy solicitations and legal expenses. All such fees and expenses incurred and so borne by BB&T Asset Management, Inc. will be solely and directly related to the transaction contemplated by this Plan and will be paid directly by BB&T Asset Management, Inc. to the relevant providers of services or other payees, in accordance with the principles set forth in Revenue Ruling 73-54, 1973-1 C.B.
187. Fees and expenses not incurred directly in connection with the consummation of the transaction contemplated by this Plan will be paid by the party directly incurring such expenses. Notwithstanding any of the foregoing, fees and expenses shall in any event be paid by the party directly incurring such fees and expenses if and to the extent that the payment by BB&T Asset Management, Inc. of such fees and expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code. Large Cap Growth Fund shareholders will pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Plan. Neither BB&T Asset Management, Inc. nor Large Cap Growth Fund nor Large Cap Fund will pay Large Cap Growth Fund shareholders' expenses.

     (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages.

     6. PERMITTED ASSETS. BB&T Funds and Large Cap Growth Fund will agree to review the assets of Large Cap Growth Fund to ensure that at any time prior to the Exchange Date the assets of Large Cap Growth Fund do not include any assets that Large Cap Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Large Cap Growth Fund, is unsuitable for Large Cap Fund to acquire.

     7. EXCHANGE DATE. Delivery of the assets of Large Cap Growth Fund to be transferred, assumption of the liabilities of Large Cap Growth Fund to be assumed, and the delivery of Large Cap Fund Shares to be issued shall be made at the offices of BB&T Funds, 3435 Stelzer Road, Columbus, OH 43219, at 9:00 a.m. Eastern standard time on January 29, 2007, or at such other times and dates established by the proper officers of BB&T Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Large Cap Growth Fund will agree to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Large Cap Growth

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Fund to and the assumption of all of the liabilities of Large Cap Growth Fund by
Large Cap Fund as herein provided, and approving this Plan, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of Large Cap Growth Fund shall have approved this Plan and the transaction contemplated herein in the manner required by law and BB&T Funds' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

     9. CONDITIONS TO BE MET REGARDING THE TRANSACTION. The consummation by the Large Cap Growth Fund and Large Cap Fund of the reorganization of the Large Cap Growth Fund with and into the Large Cap Fund ("Large Cap Growth Fund Reorganization") shall be subject to the following conditions:

     (a) This Plan shall have been adopted and the transaction contemplated hereby, shall have been approved by the shareholders of Large Cap Growth Fund in the manner required by law.

     (b) Large Cap Growth Fund shall have furnished to Large Cap Fund a statement of each of Large Cap Growth Fund's assets and liabilities, with values determined as provided in Section 3 of this Plan, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Large Cap Growth Fund's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Large Cap Growth Fund since September 30, 2006, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of Large Cap Growth Fund, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of BB&T Funds, Large Cap Fund and Large Cap Growth Fund made in Section 2 of this Plan are true and correct in all material respects as if made at and as of such dates, Large Cap Growth Fund has complied with all requirements of this Plan to be performed or satisfied at or prior to each of such dates, and Large Cap Growth Fund shall have furnished to Large Cap Fund a statement, dated the Exchange Date, signed by BB&T Funds' President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

     (e) BB&T Funds shall have received an opinion of Ropes & Gray LLP dated the Exchange Date to the effect that: (i) BB&T Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither BB&T Funds, Large Cap Growth Fund nor Large Cap Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) BB&T Funds and Large Cap Growth Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transaction contemplated hereby in accordance with the terms of this Plan, BB&T Funds and Large Cap Growth Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Large Cap Fund; (iii) the adoption of this Plan did not, and the consummation of the transaction contemplated hereby will not, violate BB&T Funds' Declaration of Trust or Bylaws, as amended, or any provision of any agreement known to such counsel to which BB&T Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by BB&T Funds of the transaction contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized by BB&T Funds and is a valid and binding obligation of BB&T Funds; and (vi) the Shares of Large Cap

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Fund to be delivered to Large Cap Growth Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by BB&T Funds and no shareholder of BB&T Funds has any preemptive right to subscription or purchase in respect thereof.

     (f) With respect to the Large Cap Growth Fund Reorganization, BB&T Funds, on behalf of Large Cap Growth Fund and Large Cap Fund shall have received an opinion of Ropes & Gray LLP addressed to Large Cap Growth Fund and Large Cap Fund and dated the Exchange Date (which opinion will be based upon certain factual representations and subject to certain qualifications) to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations, current administrative rules and court decisions, generally for federal income tax purposes, except as noted below: (i) the transaction contemplated by this Plan will constitute a reorganization within the meaning of Section 368(a) of the Code, and Large Cap Fund and Large Cap Growth Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Large Cap Fund upon the receipt of the assets of Large Cap Growth Fund in exchange for Large Cap Fund Shares and the assumption by Large Cap Fund of the liabilities of Large Cap Growth Fund; (iii) the basis in the hands of Large Cap Fund of the assets of Large Cap Growth Fund transferred to Large Cap Fund in the transaction contemplated by this Plan will be the same as the basis of such assets in the hands of Large Cap Growth Fund immediately prior to the transfer; (iv) the holding periods of the assets of Large Cap Growth Fund in the hands of Large Cap Fund will include the periods during which such assets were held by Large Cap Growth Fund; (v) no gain or loss will be recognized by Large Cap Growth Fund upon the transfer of Large Cap Growth Fund's assets to Large Cap Fund in exchange for Large Cap Fund Shares and the assumption by Large Cap Fund of the liabilities of Large Cap Growth Fund, or upon the distribution of Large Cap Fund Shares by Large Cap Growth Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by Large Cap Growth Fund shareholders upon the exchange of their Large Cap Growth Fund Shares for Large Cap Fund Shares; (vii) the aggregate basis of Large Cap Fund Shares a Large Cap Growth Fund shareholder receives in connection with the transaction contemplated by this Plan will be the same as the aggregate basis of his or her Large Cap Growth Fund exchanged therefor; (viii) a Large Cap Growth Fund shareholder's holding period for his or her Large Cap Fund Shares will be determined by including the period for which he or she held the Large Cap Growth Fund Shares exchanged therefor, provided that he or she held such Large Cap Growth Fund Shares as capital assets; and (ix) Large Cap Fund will succeed to, and take into account the items of Large Cap Growth Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder. The opinion will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

     (g) The assets of Large Cap Growth Fund to be acquired by Large Cap Fund will include no assets which Large Cap Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in BB&T Prospectuses and SAI in effect on the Exchange Date, may not properly acquire. BB&T Funds shall not change BB&T Funds' Declaration of Trust and BB&T Prospectuses so as to restrict permitted investments for Large Cap Fund except as required by the Commission or any state regulatory authority.

     (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T Funds, contemplated by the Commission and or any state regulatory authority.

     (i) BB&T Funds shall have received from the Commission such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transaction contemplated hereby, and that all such orders shall be in full force and effect.

     (j) Prior to the Exchange Date, the Large Cap Growth Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders (a) all of the excess of (x) its investment income excludable from gross income under
Section 103 of the Code over (y) its deductions disallowed under Section 265 and 171 of the Code, (b) all of its investment company taxable income (in each case computed without regard to any deduction for dividends paid), and (c) all of its net capital gain realized (after reduction for any capital loss carryover), in each case for both the current taxable year (which will end on the Exchange
Date) and the immediately preceding taxable year.

     (k) With respect to the Large Cap Growth Fund Reorganization, Large Cap Growth Fund shall have furnished to Large Cap Fund a certificate, signed by the President (or any Vice President) and the Treasurer of BB&T Funds, as to the tax cost to Large Cap Growth Fund of the securities delivered to Large Cap Fund pursuant to this Plan, together with any such other evidence as to such tax cost as Large Cap Fund may reasonably request.

     (l) BB&T Funds shall have received from the custodian of BB&T Funds a certificate identifying all of the assets of Large Cap Growth Fund held by such custodian as of the Valuation Time.

     (m) The transfer agent of BB&T Funds shall have provided to BB&T Funds (i) a record specifying the number of Shares of Large Cap Growth Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of Large Cap Growth Fund and the number of Large Cap Growth Fund Shares held of record by each such shareholder as of the Valuation Time. Large Cap Growth Fund's transfer agent shall also have provided BB&T Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) BB&T Funds, on behalf of Large Cap Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which Large Cap Fund will assume all of the liabilities of Large Cap Growth Fund existing at the Valuation Time in connection with the transaction contemplated by this Plan, other than liabilities pursuant to this Plan.

     (o) BB&T Funds, on behalf of Large Cap Growth Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents BB&T Funds may deem necessary or desirable to transfer Large Cap Growth Fund's entire right, title and interest in and to the Investments and all other assets of Large Cap Growth Fund.

     10. NO BROKER, ETC. There is no person who has dealt with BB&T Funds, Large Cap Growth Fund or Large Cap Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transaction contemplated by this Plan.

     11. TERMINATION. BB&T Funds may, by consent of its Trustees, terminate this Plan, and BB&T Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

     12. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     13. SOLE PLAN; AMENDMENTS. This Plan supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may be changed only by duly adopted resolution of the Board of Trustees of BB&T Funds, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, BB&T Funds will, in connection with the issuance of any Shares of the Large Cap Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO BB&T FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO BB&T FUNDS SUCH REGISTRATION IS NOT REQUIRED.

     15. BB&T FUNDS' DECLARATION OF TRUST BB&T Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of BB&T Funds personally, but bind only the assets of BB&T Funds and all persons dealing with any series or funds of BB&T Funds, such as Large Cap Fund, must look solely to the assets of BB&T Funds belonging to such series or funds for the enforcement of any claims against BB&T Funds.

                                        BB&T FUNDS,
                                        on behalf of BB&T Large Cap Fund and
                                        BB&T Large Cap Growth Fund


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BB&T ASSET MANAGEMENT, INC.,
                                        with respect to Section 5 only


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------